EXHIBIT 99.1

Kohlberg Capital Corporation Reports Third Quarter 2008 Financial Results

NEW YORK, Nov. 10, 2008 (GLOBE NEWSWIRE) -- Kohlberg Capital Corporation (Nasdaq:KCAP) announced financial results for the third quarter ended September 30, 2008.

Financial Highlights

 * Net investment income for the nine months ended September 30, 2008 of $23.9 million, or $1.20 per share.  For the three months ended
   September 30, 2008, net investment income was $7.5 million or $0.35 per share.

 * For the nine months ended September 30, 2008, paid dividends of
   $1.17 per share, consisting of a $0.41 per share dividend paid in each of the first and second quarters and a $0.35 per share dividend paid in the third quarter.

 * Net unrealized loss on investments of $3.5 million, or $0.16 per share, for the third quarter of 2008 and $11.8 million, or $0.59 per share, for the nine months ended September 30, 2008.

 * Net asset value per share of $12.97 as of September 30, 2008 compared to $13.14 as of June 30, 2008 and $14.38 as of December
   31, 2007.

 * At September 30, 2008, investment assets totaled $525.8 million as compared to $506.4 million at June 30, 2008.

"Despite a very challenging credit environment, our investment portfolio continued to produce steady cash flows and credit quality continued to be strong," said Dayl Pearson, president and chief executive officer. "We did reduce our dividend slightly due to the impact of LIBOR volatility on our CLO investments, a higher share count and a general concern about the credit and economic environment in 2009. We have continued our policy of only distributing up to our net investment income."

Operating Results

For the third quarter ended September 30, 2008, Kohlberg Capital reported total investment income of $11.3 million compared to $10.5 million in the year ago period. Net investment income for the third quarter was $7.5 million, or $0.35 per share, compared to $6.1 million, or $0.34 per share, reflecting the growth in the investment portfolio to $525.8 million at September 30, 2008 from $434.9 million at September 30, 2007, increased dividends earned on CLO fund securities and a $1.0 million dividend payment from Katonah Debt Advisors, the Company's wholly-owned asset management company, partially offset by lower yields on the Company's loan and bond portfolio. Realized gains for the 2008 third quarter were approximately $13,000.

Total investment income for the third quarter ended September 30, 2008 declined approximately $937,000 as compared to the immediately preceding quarter ended June 30, 2008. Such decline is primarily as a result of decreased spreads on CLO fund securities due to the timing and level of the resetting of the benchmark interest rate for the underlying assets in each CLO Fund and the related CLO Fund bond liabilities which were offset in part by a dividend distribution from Katonah Debt Advisors.

For the nine months ended September 30, 2008, total investment income was $37.9 million as compared to $25.6 million in the same period last year. Net investment income was $23.9 million, or $1.20 per share, based on 19.9 million weighted average shares outstanding. The company paid dividends of $1.17 per share for the nine months ended September 30, 2008. For the same period last year, the company reported net investment income of $16.2 million, or $0.90 per share, and distributed dividends of $1.01 per share.

Net unrealized losses for the three months ended September 30, 2008 totaled approximately $3.5 million reflecting approximately $6.1 million in decreased trading value of the company's middle market corporate loan and equity securities offset in part by approximately $2.5 million in increased net value of CLO Fund securities and a $129,000 increase in the market value of the company's investment in its wholly-owned asset management company, Katonah Debt Advisors. Fair value of securities continued to be negatively impacted by credit market conditions.

Investment Portfolio

Kohlberg Capital's portfolio fair value was $525.8 million as of September 30, 2008. The following table shows the change in the company's portfolio by security type at September 30, 2008 as compared to the prior quarter ended June 30, 2008:

        September 30, 2008 (unaudited)    June 30, 2008 (unaudited)
         ------------------------------ ------------------------------
 Security
  Type       Cost      Fair Value  %(1)     Cost      Fair Value  %(1)
         ------------ ------------ ---- ------------ ------------ ----
 Senior
  Secured
  Loan  $239,487,184 $228,796,876   44% $223,245,488 $216,214,013  43%
 Junior
  Secured
  Loan   142,120,506  128,673,064   24   136,744,636  125,317,627  25
 Mezzanine
  Invest-
  ment    33,427,413   31,184,747    6    33,057,899   31,933,121   6
 Senior
  Sub-
  ordinated
  Bond     3,008,457    2,287,500   --     3,008,716    2,287,500  --
 Senior
  Un-
  secured
  Bond     5,228,150    4,800,000    1     5,196,812    4,940,000   1
 CLO Fund
  Securi-
  ties    66,008,021   59,695,236   11    65,630,476   56,843,236  11
 Equity
  Securi-
  ties     5,096,298    4,491,265    1     5,096,298    3,605,297   1
 Affiliate
  Asset
  Mana-
   gers   35,877,203   65,821,689   13    35,394,198   65,210,050  13
        ------------ ------------ ---- ------------ ------------ ----

 Total  $530,253,232 $525,750,377 100% $507,374,523 $506,350,844 100%
        ============ ============ ==== ============ ============ ====

 (1) Represents percentage of total portfolio at fair value

The company's loan, bond and equity portfolio (excluding its investment in CLO Fund Securities and Affiliate Asset Managers discussed further below), as of September 30, 2008 totaled $400.2 million at fair value of which 89% are secured loans. The cost of such investments was $428.4 million, representing a fair value discount to cost of 6.6% or approximately $1.32 per outstanding share. As of September 30, 2008, the company had no exposure to mortgage securities, consumer borrowings or related asset backed securities. The weighted average yield on the company's loan and bond portfolio at September 30, 2008 was approximately 8.1%.

The portfolio of middle market corporate loan and debt securities at quarter end, representing 76% of the total investment portfolio, was well-varied across 26 different industries and 93 different entities with an average balance per investment of approximately $4.3 million. As of September 30, 2008, all but two issuers or approximately 1% of total investments at fair value were current on their debt service obligations, which is unchanged from June 30, 2008.

Investment in CLO Fund Securities

As of September 30, 2008, the company's investment at fair value in CLO Fund securities was approximately $59.7 million. The underlying assets in each of the CLO Funds are generally diversified secured and unsecured corporate debt and do not include any asset backed securities, such as those secured by commercial or residential mortgages. As of September 30, 2008 all of the CLO Funds in which the company held investments were not in default and continue to make cash distributions to all classes of investors holding their securities. For the twelve months ended September 30, 2008, the seasoned CLO Fund securities generated an approximate annualized 31% cash return on investment and an approximate annualized 46% cash return on the current fair value of such CLO Fund securities.

Investment in Asset Manager Affiliate

At September 30, 2008, the company's investment at fair value in affiliate asset managers, including Katonah Debt Advisors, was approximately $65.8 million, representing a $612,000 increase over the fair value at June 30, 2008. Katonah Debt Advisors' assets under management at September 30, 2008 totaled approximately $2.3 billion, representing an approximate $4.7 million increase compared to June 30, 2008.

Liquidity and Capital Resources

At September 30, 2008, Kohlberg Capital had cash and cash equivalents of $40.2 million, total assets of $581.0 million and stockholders' equity of $276.5 million. The company's net asset value per common share was $12.97. Debt outstanding under a $275 million secured revolving credit facility was $270.0 million, resulting in 202% asset coverage or a debt to equity ratio of 0.98.

During September 2008, the Company was notified by the lenders that the liquidity banks providing the underlying funding for the facility did not intend to renew their liquidity facility to the lenders unless the Company agreed to certain revised terms for the facility. As a result, the lenders proposed new terms to the Company in order to extend additional fundings under the Facility. The Company viewed such proposed terms as unfavorable and has opted to allow the facility to terminate in accordance with its terms. Accordingly, in accordance with the terms of the Facility, all principal and interest collected from the assets secured by the Facility are used to amortize the Facility through a termination date of September 30, 2010 (the "amortization period"). During the amortization period the interest rate will continue to be based on prevailing commercial paper rates plus 0.85% or, if the commercial paper market is at any time unavailable, prevailing LIBOR rates plus an applicable spread. The Company believes it has sufficient cash and liquid assets to fund normal operations and dividend distributions through the expected amortization period.

Valuation of Portfolio Investments

Kohlberg Capital's Board of Directors is ultimately and solely responsible for determining the fair value of portfolio investments on a quarterly basis in good faith. Duff & Phelps, LLC, an independent valuation firm, provided third party valuation consulting services to the company's Board of Directors which consisted of certain limited procedures that the company's Board of Directors identified and requested them to perform. Each quarter, the Company's Board of Directors asks Duff & Phelps, LLC to perform the limited procedures on the Company's investment in Katonah Debt Advisors and all the CLO Fund securities. In addition, Duff & Phelps, LLC performs its procedures on all illiquid junior and mezzanine securities such that they are reviewed at least once during a trailing twelve month period. Upon completion of the limited procedures, Duff & Phelps, LLC concluded that the fair value of those investments subjected to the limited procedures did not appear to be unreasonable.

Dividend

Generally, Kohlberg Capital seeks to fund dividends to shareholders from current earnings, primarily from net interest and dividend income generated by its investment portfolio and Katonah Debt Advisors' current earnings without a return of capital or a high reliance on realized capital gains. Kohlberg Capital declared a regular quarterly dividend of $0.35 per share for the quarter ended September 30, 2008. The record date for this dividend was October 9, 2008 and the dividend was paid on October 28, 2008. For the nine months ended September 30, 2008, Kohlberg Capital's net investment income of $1.20 per share covered its $1.17 in dividends paid for the first, second, and third quarters.

The company has adopted a dividend reinvestment plan ("DRIP") that provides for reinvestment of our dividends on behalf of our stockholders, unless a stockholder elects to receive cash. As a result, if we declare a cash dividend, our stockholders who have not "opted out" of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends. Please contact your broker or other financial intermediary for more information regarding the DRIP.

Share Repurchase Plan

In October, the Company's Board of Directors has approved a share repurchase plan. Under this plan, Kohlberg Capital may repurchase up to $5.0 million of its common stock from time to time at the discretion of its senior management, when, in the view of management, the price of the Company's stock does not appropriately reflect its net asset value or future earnings prospects.

Distributable Income

Generally, at least 90% of Kohlberg Capital's taxable income must be paid as a dividend to shareholders in order to maintain its status as a non-taxable, pass-through entity. Kohlberg Capital's distributable tax income is generally its GAAP net investment income plus realized gains or losses (as adjusted for tax differences). As a result, the amount of our declared dividends, as evaluated by management and approved by our board of directors, is based on our evaluation of both distributable income for tax purposes and GAAP net investment income plus realized gains or losses (which excludes unrealized gains and losses) and may result in a dividend amount that exceeds our distributable tax income but not our GAAP net investment income.

Conference Call and Webcast

Kohlberg Capital will hold a conference call on Monday November 10, 2008 at 4:00 p.m. Eastern Standard Time to discuss its third quarter 2008 financial results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast. The conference call dial-in number is 1-877-591-4949. A replay of the call will be available from 7:00 p.m. on November 10 until 11:59 p.m. Eastern time on November 20. The dial in number for the replay is 888-203-1112 and the conference ID is 7154297.

A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our company's website http://www.kohlbergcapital.com in the Investor Relations section under Events. Please allow extra time, prior to the call, to visit the site and test your connection or download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available after 7:00 p.m. Eastern time for approximately 90 days on our website in the Investor Relations section under Events.

About Kohlberg Capital Corporation (KCAP)

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CLO Funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the company's website at http://www.kohlbergcapital.com.

The Kohlberg Capital logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The matters discussed in this press release, as well as in future oral and written statements by management of Kohlberg Capital Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

KCAP-G

                          KOHLBERG CAPITAL CORPORATION
                                 BALANCE SHEETS

                                            As of         As of
                                         September 30, December 31,
                                             2008          2007
                                         ------------  ------------
                                         (unaudited)

 ASSETS
 Investments at fair value:
  Investments in debt securities
   (cost: 2008 - 423,271,710; 2007 -
   423,439,764)                          $395,742,187  $410,954,082
  Investments in CLO fund securities
   managed by non-affiliates (cost:
   2008 - 15,541,828; 2007 - 15,385,580)   10,670,000     9,900,000
  Investments in CLO fund securities
   managed by affiliate (cost: 2008 -
   50,466,193; 2007 - 20,675,684)          49,025,236    21,120,000
  Investments in equity securities (
   cost: 2008 - 5,096,298; 2007 -
   5,043,950)                               4,491,265     4,752,250
  Investments in asset manager
   affiliates (cost: 2008 - 35,877,203;
   2007 - 33,469,995)                      65,821,689    58,585,360
                                         ------------  ------------
 Total Investments at fair value          525,750,377   505,311,692
 Cash and cash equivalents                 40,207,188    12,088,529
 Restricted cash                            8,024,985     7,114,364
 Interest and dividends receivable          3,798,708     5,592,637
 Due from affiliates                        1,248,072       540,773
 Other assets                               1,956,675     2,493,964
                                         ------------  ------------

 Total assets                            $580,986,005  $533,141,959
                                         ============  ============
 LIABILITIES
 Borrowings                               270,000,000   255,000,000
 Payable for open trades                   23,147,846     5,905,000
 Accounts Payable and accrued expenses      3,721,993     6,141,892
 Dividend payable                           7,586,831     7,026,903
                                         ------------  ------------
 Total liabilities                       $304,456,670  $274,073,795
                                         ------------  ------------
 Commitments and contingencies

 STOCKHOLDERS' EQUITY

 Common stock, par value $.01 per share,
  100,000,000 common shares authorized;
  21,676,660 and 21,326,410 common
  shares issued and outstanding at
  September 30, 2008 and 18,017,699
  issued and outstanding at December 31,
  2007                                        213,264       180,177
 Capital in excess of par value           282,789,209   253,253,152
 Distributions in excess of net
  investment income                        (1,361,655)   (1,661,884)
 Accumulated net realized losses             (608,628)           --
 Net unrealized appreciation
  (depreciation) on investments            (4,502,855)    7,296,719
                                         ------------  ------------
 Total stockholders' equity              $276,529,335  $259,068,164
                                         ------------  ------------
 Total liabilities and stockholders'
  equity                                 $580,986,005  $533,141,959
                                         ============  ============
 NET ASSET VALUE PER SHARE               $      12.97  $      14.38
                                         ============  ============

                          KOHLBERG CAPITAL CORPORATION
                            STATEMENTS OF OPERATIONS
                                   (unaudited)

                    Three Months Ended        Nine Months Ended
                       September 30,            September 30,
                ------------------------- -------------------------
                    2008         2007         2008         2007
                ------------ ------------ ------------ ------------
 Investment
  Income:
  Interest from
   investments
   in debt
   securities    $ 7,925,084 $  8,542,653 $ 25,089,244 $ 19,624,938
  Interest from
   cash and
   cash
   equivalents        57,330      141,535      200,902      425,630
  Dividends
   from
   investments
   in CLO fund
   securities
   managed by
   non-
   affiliates        962,864    1,154,919    4,712,758    3,324,205
  Dividends
   from
   investments
   in CLO fund
   securities
   managed by
   affiliate       1,248,378      534,137    5,175,570    1,790,876
  Dividends
   from
   affiliate
   asset manager   1,000,000           --    1,350,000           --
  Capital
   structuring
   service fees      134,897      110,000    1,398,445      430,526
                ------------ ------------ ------------ ------------

   Total
    investment
    income        11,328,553   10,483,244   37,926,919   25,596,175
                ------------ ------------ ------------ ------------

 Expenses:
  Interest and
   amortization
   of debt
   issuance
   costs           2,430,839    2,311,203    8,176,051    3,510,696
  Compensation       747,339    1,399,717    3,456,054    3,133,903
  Professional
   fees              367,367      406,377    1,287,441    1,785,105
  Insurance           64,766       41,369      203,181      122,885
  Administrative
   and other         263,898      254,200      914,917      873,904
                ------------ ------------ ------------ ------------

   Total
    expenses       3,874,209    4,412,866   14,037,644    9,426,493
                ------------ ------------ ------------ ------------

 Net Investment
  Income           7,454,344    6,070,378   23,889,275   16,169,682
 Realized And
  Unrealized
  Gains (Losses)
  On Investments:
  Net realized
   gains
   (losses)
   from
   investment
   transactions       13,365      (52,203)    (608,628)     167,258
  Net change in
   unrealized
   losses on
   debt
   securities     (6,968,233)  (7,959,601) (15,043,841)  (7,854,708)
  Net change in
   unrealized
   gains
   (losses) on
   equity
   securities        885,968         --       (313,333)          --
  Net change in
   unrealized
   gains
   (losses) on
   CLO fund
   securities
   managed by
   affiliate        (657,815)     929,887   (1,885,273)   1,029,887
  Net change in
   unrealized
   gains
   (losses) on
   CLO fund
   securities
   managed by
   non-
   affiliates      3,132,273   (2,701,130)     613,752   (3,751,130)
  Net change in
   unrealized
   gains
   (losses) on
   affiliate
   asset
   manager
   investments       128,634     (971,020)   4,829,121   20,444,831
                ------------ ------------ ------------ ------------
   Net realized
    and
    unrealized
    gains
    (losses) on
    investments   (3,465,808) (10,754,067) (12,408,202)  10,036,138
                ------------ ------------ ------------ ------------

 Net Increase
  (Decrease)
  In
  Stockholders'
  Equity
  Resulting
  From
  Operations     $  3,988,536 $ (4,683,689)$ 11,481,073 $ 26,205,820
                 ============ ============ ============ ============

  Earnings
   (losses)
   per Common
   Share--Basic  $      0.19 $      (0.26) $       0.58 $       1.46
  Earnings
   (losses) per
   Common Share
   --Diluted     $      0.18 $      (0.26) $       0.57 $       1.46
  Net
   Investment
   Income Per
   Common Share
   --Basic       $      0.35 $       0.34  $       1.20 $       0.90
  Net
   Investment
   Income Per
   Common Share
   --Diluted     $      0.34 $       0.34  $       1.19 $       0.90
  Net
   Investment
   Income and
   Net Realized
   Gains Per
   Common
   Share--Basic  $      0.35 $       0.33  $       1.17 $       0.91
  Net
   Investment
   Income and
   Net Realized
   Gains Per
   Common
   Share--
   Diluted       $      0.34 $       0.33  $       1.16 $      0.91

  Weighted
   Average
   Shares of
   Common Stock
   Outstanding
   --Basic        21,299,431   17,989,460   19,897,521   17,965,590
  Weighted
   Average
   Shares of
   Common Stock
   Outstanding
   --Diluted      21,649,681   17,989,460   20,021,709   18,001,345

CONTACT:  Kohlberg Capital Corporation
          Investor Relations
          Denise Rodriguez
          (212) 455-8300
          info@kohlbergcapital.com